EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to (i) the reference in this Annual Report on Form 10-K of Gasco Energy, Inc. (the "Company") for the year ended December 31, 2003, as well as in the Notes to the Consolidated Financial Statements included in such Annual Report, to Netherland, Sewell & Associates, Inc., independent petroleum engineers, and the report prepared by such independent petroleum engineers appearing in this Annual Report, and (ii) the incorporation by reference in Registration Statement No. 333-105974 on Form S-8 of the Company of all references to Netherland, Sewell & Associates, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in this Annual Report.




                                      NETHERLAND, SEWELL & ASSOCIATES, INC.
                                      By: /s/ Frederic D. Sewell
                                          ---------------------------------
                                      Frederic D. Sewell
                                      Chairman and Chief Executive Officer


Dallas, Texas
March 24, 2004